Exhibit 10.2

EXECUTION COPY

GMX RESOURCES INC.

SENIOR SECURED NOTES SERIES B DUE 2017

6,757,499 SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE

PURCHASE AGREEMENT

December 7, 2012

The Purchasers named on the signature page hereto

Located at the addresses specified on the signature page hereto

Ladies and Gentlemen:

GMX Resources Inc., an Oklahoma corporation (the “Company”) proposes, upon the terms and conditions set forth in this agreement (this “Agreement”), to issue and sell to the purchasers named herein (the “Purchasers”), (i) the aggregate principal amount of its Senior Secured Notes Series B due 2017 (the “Series B Notes”) that is indicated on Schedule 1 hereto and (ii) the aggregate number of shares of the Company’s common stock, par value $0.001 per share (such purchased shares, the “Purchased Stock” and, collectively with the Series B Notes, the “Securities”), that is indicated on Schedule 1 hereto. The purchase of the Securities hereunder is to be made as contemplated by a Commitment Agreement, dated as of November 7, 2012 (the “Commitment Agreement”) between the Company and GSO Capital Partners LP, on behalf of the Purchasers. The Series B Notes (i) are to be issued pursuant to an Indenture, dated as of December 19, 2011 (the “Existing Indenture”), as amended by the First Supplemental Indenture (“Supplemental Indenture No. 1”) (the Existing Indenture, as so amended, the “Amended Indenture”), to be dated of even date herewith, in each case, entered into among the Company, the Guarantors (as defined below) party thereto and U.S. Bank National Association, a national banking association, as trustee and collateral agent (in such capacity, the “Trustee”). The Company’s obligations under the Series B Notes, including the due and punctual payment of interest on the Series B Notes, will be irrevocably and unconditionally guaranteed (the “Note Guarantees”) by the Restricted Subsidiaries of the Company who have agreed to be guarantors under the Amended Indenture (the “Guarantors”), pursuant to a Notation of Guarantee, each to be dated of even date herewith, by the Guarantors (the “Notation of Guarantee”). As used herein, the term “Notes” shall include the Note Guarantees, unless the context otherwise requires. This Agreement is to confirm the agreement concerning the purchase of the Series B Notes from the Company by the Purchasers. The obligations of the Company and the Guarantors under the Amended Indenture and the Series B Notes are also governed by a Security Agreement dated as of December 19, 2011 (the “Security Agreement”) between the Company and the U.S. Bank National Association, as Collateral Agent (the “Collateral Agent”) and certain other security agreements and mortgages by and between the Company or the Guarantors, as applicable, and the Collateral Agent, of even date therewith (collectively, the “Security Documents”). The Securities will be subject to Registration Rights Agreements (the “Registration Rights Agreements”) among the Company, the Guarantors and certain other purchasers of the Securities, of even date herewith.

A consent solicitation was commenced on November 16, 2012 pursuant to a consent solicitation statement in which the Company solicited consents from holders of the Company’s outstanding Senior Secured Notes due 2017 (the “Existing Notes”) under the Existing Indenture. The purpose of the Consent Solicitation Statement (as defined below) was to obtain the consent of the holders of the Existing Notes to certain proposed amendments to the Existing Indenture as set forth in Supplemental Indenture No. 1.

Collectively, the following are referred to herein as the “Transaction Documents”: (i) this Agreement and the other purchase agreements dated as of the date hereof relating to the issuance and sale of the Securities pursuant to the Commitment Agreement and the other commitment agreements (collectively, the “Securities Purchase Agreements” or the “SPAs”), (ii) the Amended Indenture, (iii) Supplemental Indenture No. 1, (iv) the Series B Notes and the associated Note Guarantees, (v) the Registration Rights Agreements, (vi) the Security Documents and (vii) the Consent Solicitation Statement (including all documents incorporated by reference in the Consent Solicitation Statement). Collectively, the transactions contemplated by the Transaction Documents (including, without limitation, the use of proceeds therefrom) are referred to herein as the “Transactions”.

1. Purchase of the Securities. The Company and the Guarantors jointly and severally hereby agree, on the basis of the representations, warranties, covenants and agreements of the Purchasers contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Purchasers and, upon the basis of the representations, warranties and agreements of the Company and the Guarantors herein contained and subject to all the terms and conditions set forth herein, the Purchasers agree, to purchase from the Company (a) the aggregate principal amount of Series B Notes that is indicated on Schedule 1 hereto for a price in cash equal to 90.333% of the aggregate principal amount of such Series B Notes, and (b) the aggregate number of shares the Purchased Stock that is indicated on Schedule 1 hereto, for (i) a price per share equal to $0.48 in respect of the aggregate number of shares that is indicated on Schedule 2 hereto and (ii) a price per share equal to $0.01 in respect of the aggregate number of shares that is listed on Schedule 2 hereto.

2. Payment for and Delivery of the Securities. Subject to the satisfaction or waiver of the conditions set forth in Section 6 below, the closing (the “Closing”) of the purchase and sale of the Securities shall occur on the date hereof. The Closing will be held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York, or at such other location as the Company and the Purchasers may otherwise agree. The date hereof is referred to herein as the “Closing Date.”

The Series B Notes will be delivered to the Purchasers, or the Trustee as custodian for The Depository Trust Company (“DTC”), against payment by or on behalf of the Purchasers of the purchase price therefor by wire transfer in immediately available funds, by causing DTC to credit the Series B Notes to the account of the Purchasers at DTC designated in Annex 1 hereto. The Series B Notes will be evidenced by one or more global securities in definitive form and will be registered in the name of Cede & Co. as nominee of DTC. The Purchased Stock will be delivered to the Purchasers in certificated form against payment therefor.

3. Representations, Warranties and Agreements of the Company and the Guarantors. Each of the Company and the Guarantors, jointly and severally, represent, warrant and agree, on and as of the date hereof, as follows:

(a) The Consent Solicitation Statement, dated November 16, 2012, as supplemented and amended by Supplement No. 1 dated November 28, 2012 (together with the documents incorporated by reference therein, the “Consent Solicitation Statement”), together with the form of Supplemental Indenture No. 1 attached thereto, this Agreement and the form of Registration Rights Agreements attached hereto as Exhibit I, (collectively, the “Disclosure Package”), contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act of 1933 (the “Securities Act”).

(b) The Series B Notes and Note Guarantees are not of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as securities of the Company or the Guarantors that are listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 (the “Exchange Act”) or that are quoted in a United States automated inter-dealer quotation system.

(c) None of the Company or the Guarantors is, and after giving effect to the Transactions, none will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act and the rules and regulations of the Commission thereunder.

(d) The offer and sale of the Securities pursuant hereto are exempt from the registration requirements of the Securities Act. No form of general solicitation or general advertising within the meaning of Regulation D under the Securities Act (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by the Company or the Guarantors, any of their respective Affiliates or any of their representatives in connection with the offer and sale of the Securities.

(e) No directed selling efforts within the meaning of Rule 902 under the Securities Act were used by the Company, the Guarantors or any of their respective representatives with respect to the Securities sold outside the United States to non-U.S. persons, and the Company and the Guarantors and any of their respective Affiliates and any person acting on their behalf has complied with and will implement the “offering restrictions” required by Rule 902 under the Securities Act.

(f) The Disclosure Package has been prepared by the Company and the Guarantors for use in connection with the Consent Solicitation Statement and the issuance of the Securities pursuant to this Agreement. No other materials have been prepared by the Company or the other Guarantors for use in connection with the issuance of the Securities. No order or decree preventing the use of the Disclosure Package, or any order asserting that the Transactions are subject to the registration requirements of the Securities Act has been issued, and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company or the Guarantors, is contemplated.

(g) As of the date hereof, the Disclosure Package does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(h) The statistical and market-related data included in or incorporated by reference into the Disclosure Package are based on or derived from sources that the Company and the Guarantors believe to be reliable in all material respects.

(i) Each of the Company and the Guarantors and their respective subsidiaries has been duly organized, is validly existing and in good standing as a corporation or limited liability company, as applicable, under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a corporation or limited liability company, as applicable, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have (i) a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties or business of the Company and the Guarantors, taken as a whole or (ii) a material adverse effect on the performance by the Company and the Guarantors of this Agreement or any of the Transaction Documents (as defined below) or the consummation of any of the transactions contemplated hereby or thereby (the events described in clauses (i) and (ii), collectively, a “Purchase Agreement Material Adverse Effect”); each of the Company, the Guarantors and their respective subsidiaries has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. The Company and the Guarantors do not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Exhibit II hereto. None of the subsidiaries of the Company or any of the Guarantors (other than as identified as such in Exhibit II) is a “significant subsidiary” (as defined in Rule 405 under the Securities Act).

(j) The Company has the authorized and issued capitalization as set forth in the Disclosure Package, and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

(k) The equity interests of the Guarantors constitute all the issued and outstanding shares of all classes of the capital stock of the Guarantors owned by the Company. All equity interests of the Guarantors are owned of record by the Company and have been duly and validly issued and are fully paid and nonassessable.

(l) The Existing Indenture has been duly and validly authorized by each of the Company and the Guarantors and, as of the date immediately prior to the execution of Supplemental Indenture No. 1, constituted the valid and binding agreement of each of the Company and the Guarantors, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(m) Supplemental Indenture No. 1 has been duly and validly authorized by each of the Company and the Guarantors and constitutes the valid and binding agreement of each of the Company and the Guarantors, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(n) The Amended Indenture has been duly and validly authorized by each of the Company and the Guarantors and, as amended by Supplemental Indenture No. 1, constitutes the valid and binding agreement of each of the Company and the Guarantors, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Each of the Company and the Guarantors has all requisite corporate power and authority to execute, deliver and perform its obligations under the Amended Indenture. No qualification of the Amended Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act”) is required in connection with the offer and sale of the Series B Notes in the manner contemplated hereby.

(o) The Company has all requisite corporate power and authority to execute, issue, sell and perform its obligations under the Series B Notes. The Series B Notes have been duly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Amended Indenture, assuming due authentication of the Series B Notes by the Trustee, upon delivery to the Purchasers against payment therefor in accordance with the terms hereof, will be validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Amended Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Company has all requisite corporate power and authority to execute, issue, sell the Purchased Stock. The Purchased Stock has been duly authorized by the Company and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable.

(p) Each of the Company and the Guarantors has all requisite corporate power and authority to execute, deliver and perform its obligations under the Security Documents. Each Security Document has been duly and validly authorized by each of the Company and the Guarantors and constitutes the valid and binding agreement of each of the Company and the Guarantors, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(q) Each of the Company and the Guarantors has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreements. The Registration Rights Agreements have been duly and validly authorized by each of the Company and the Guarantors and, upon its execution and delivery by all of the parties thereto, will constitute the valid and binding agreement of each of the Company and the Guarantors, enforceable against it in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) as any indemnification provisions contained therein relating to securities law liabilities may be unenforceable.

(r) Each of the Guarantors has all requisite corporate power and authority to execute, issue, sell and perform its obligations under the Note Guarantees and the related Notation of Guarantee. The Note Guarantees and Notations of Guarantee have been duly authorized by the Guarantors and, when duly executed by the Guarantors in accordance with the terms of the Amended Indenture, will constitute valid and binding obligations of each of the Guarantors entitled to the benefits of the Amended Indenture, enforceable against each of the Guarantors in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(s) Each of the Company and the Guarantors has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other SPAs. Each such SPA has been duly and validly authorized by each of the Company and the Guarantors and, upon its execution and delivery by each of the parties thereto, (assuming the due authorization, execution and delivery thereof by any other parties thereto other than the Company and the Guarantors) will constitute the valid and binding obligation of each of the Company and the Guarantors, in accordance with the terms thereof, enforceable against it in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution with respect to liabilities under securities laws, by principles of public policy and (ii) as any indemnification provisions contained therein relating to securities law liabilities may be unenforceable.

(t) To the extent described in the Disclosure Package, each Transaction Document conforms in all material respects to the description thereof in the Disclosure Package.

(u) The Transactions will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company, the Guarantors or their respective subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company, the Guarantors or any of their respective subsidiaries is a party or by which the Company, the Guarantors or any of their respective subsidiaries is bound or to which any of the property or assets of the Company, the Guarantors or any of their respective subsidiaries is subject, except for Liens created by the Transaction Documents, (ii) result in any violation of the provisions of the certificate of formation, limited liability company agreement, charter or by-laws (or similar organizational documents) of any of the Company, the Guarantors or any of their respective subsidiaries or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over any of the Company, the Guarantors or any of their respective subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii) above, where any such matters would not, individually or in the aggregate, have a Purchase Agreement Material Adverse Effect.

(v) No consent, approval, authorization or order of, or filing, registration or qualification with any court or governmental agency or body having jurisdiction over any of the Company, the Guarantors or any of their respective subsidiaries and properties or assets is required for the execution, delivery and performance by the Company and the Guarantors, to the extent a party thereto, of the Transaction Documents or the completion of the Transactions, except (i) in connection with filings with the with the Commission on Form D pursuant to Regulation D under the Securities Act and Blue Sky filings for the purpose of qualifying any or all of the Securities under the securities laws of any state or other jurisdiction, (ii) in connection with the registration process contemplated by the Registration Rights Agreements and/or (iii) except where the failure to make or obtain any such filing, registration or qualification such matters would not, individually or in the aggregate, have a Purchase Agreement Material Adverse Effect.

(w) Other than (i) as disclosed in the Disclosure Package and (ii) the Registration Rights Agreements, there are no contracts, agreements or understandings between any of the Company and the Guarantors and any person, granting such person the right to require the Company or the Guarantors to file a registration statement under the Securities Act with respect to any securities of the Company or the Guarantors owned or to be owned by such person.

(x) None of the Company, the Guarantors nor any other person acting on behalf of the Company or the Guarantors has sold or issued any securities that would be integrated with the offering of any of the Securities contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission. The Company and the Guarantors will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act), of any Securities or any substantially similar security issued by the Company or the Guarantors, within six months subsequent to the date hereof, is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of any of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act, including any sales pursuant to Rule 144A under, or Regulation S of, the Securities Act.

(y) Since the date of the latest audited financial statements included in or incorporated by reference into the Disclosure Package and except as disclosed in the Disclosure Package, none of the Company, the Guarantors or any of their respective subsidiaries has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or court or governmental action, order or decree, (ii) issued or granted any securities, (iii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, that is material to the Company and its subsidiaries, taken as a whole, (iv) entered into any transaction not in the ordinary course of business, that is material to the Company and its subsidiaries, taken as a whole, (v) declared or paid any dividend on its capital stock, and (vi) since such date, there has not been any change in the capital stock or limited liability interests, as applicable, or long-term debt of any of the Company, the Guarantors or any of their respective subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity or limited liability company interests, as applicable, properties, management, business or prospects of any of the Company, the Guarantors or their respective subsidiaries, in each case except as would not, in the aggregate, reasonably be expected to have a Purchase Agreement Material Adverse Effect and/or except, in the case of clauses (ii), (iii), (iv) and (vi), pursuant to the Transactions.

(z) Except as disclosed in the Disclosure Package, there are no judicial, administrative, legal or governmental proceedings (including any notice of violation or alleged violation) pending to which any of the Company, the Guarantors or any of their respective subsidiaries is a party or of which any property or assets of the Company, the Guarantors or any of their respective subsidiaries is the subject that would, in the aggregate, reasonably be expected to have a Purchase Agreement Material Adverse Effect. To the Company’s and the Guarantors’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(aa) Except as would not reasonably be expected to have a Purchase Agreement Material Adverse Effect:

(i) The facilities and properties owned, leased or operated by the Company and the Guarantors or any of their subsidiaries (the “Properties”) do not contain any hazardous or toxic substances, materials or wastes defined or regulated as such in or under any Environmental Law (as defined below), including, without limitation, asbestos, perchlorate, polychlorinated biphenyls and urea-formaldehyde insulation (“Materials of Environmental Concern”) in amounts or concentrations which (i) constitute a violation of, or (ii) could reasonably be expected to give rise to liability on behalf of any of the Company or the Guarantors under, any and all applicable foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of (i) human health from exposure to any Materials of Environmental Concern or (ii) the environment, as now or may at any time be in effect during the term of this Agreement (“Environmental Law”);

(ii) Materials of Environmental Concern have not been transported or disposed of from the Properties, in violation of, or in a manner or to a location that could reasonably be expected to give rise to liability on behalf of the Company or the Guarantors under any Environmental Law, and no Materials of Environmental Concern have been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability on behalf of the Company or the Guarantors under, any applicable Environmental Law; and

(iii) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties or arising from or related to the operations of the Company or the Guarantors or any Subsidiary in connection with the Properties, or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability on behalf of the Company or the Guarantors under Environmental Laws.

(bb) (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”) and whether or not subject to ERISA) that is or, in the past six years has been maintained, administered or contributed to, or has had any obligation to contribute to, by any of the Company, the Guarantors or any member of the respective Controlled Group (each a “Plan”), has been maintained in all material respects in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) no Plan is or was subject to Title IV of ERISA or is or was a Multiemployer Plan; (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and (v) none of the Company or the Guarantors or a member of a Controlled Group under any of them has any material liability with regards to any post-retirement welfare benefit under a Plan other than as required by Part 6 of Subtitle B of Title I of ERISA or similar required continuation of coverage law.

(cc) The Company, the Guarantors and their respective subsidiaries maintain insurance of the types and in the amounts generally deemed adequate in all material respects for its business, including, but not limited to, directors’ and officers’ insurance, insurance covering real and personal property owned or leased by the Company, the Guarantors and their respective subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect. None of the Company, the Guarantors or any of their respective subsidiaries has been refused any insurance coverage sought or applied for, and the none of the Company, the Guarantors, or any such subsidiary has any reason to believe that it, the Guarantors and their respective subsidiaries will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Purchase Agreement Material Adverse Effect.

(dd) There is not currently and has not in the past been a failure on the part of the Company, the Guarantors or their respective subsidiaries or, to the Company’s or the Guarantor’s knowledge, any of its respective directors or officers, in their capacities as such, to comply with any applicable provisions of Sarbanes-Oxley and the rules and regulations promulgated in connection therewith, including Sections 302, 402 and 906, and the statements contained in any certification pursuant to Sarbanes-Oxley and related rules and regulations are complete and correct. The Company and each Guarantor has established and maintains disclosure controls and procedures and internal control over financial reporting as are currently required (as such terms are defined in Rule 13a-15 and 15d-15 under the Exchange Act); the Company’s and the Guarantor’s disclosure controls and procedures (A) are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to management, including the principal executive and principal financial officer of the Company, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, and that such information is recorded, processed, summarized and reported, within the time periods specified in the Exchange Act and the Rules and Regulations; (B) have been evaluated for effectiveness; and (C) are effective in all material respects to perform the functions for which they were established. Except as discussed with the Company’s auditors and audit committee and as disclosed in the Disclosure Package, (A) there are no significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company’s or the Guarantor’s ability to record, process, summarize, and report financial data and (B) there is, and there has been, no fraud, whether or not material, that involves management or other employees who have a role in the Company’s or the Guarantor’s internal control over financial reporting. Since the date of the end of the last fiscal year for which audited financial statements are included or incorporated by reference in the Disclosure Package, there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses. The Company has received no written comments from the staff of the Commission regarding its periodic or current reports under the Exchange Act that remain unresolved and have not been disclosed in the Disclosure Package.

(ee) None of the Company or the Guarantors or any of their respective subsidiaries, nor, to the knowledge of the Company or the Guarantors, any director, officer, manager, member, agent, employee or other person associated with or acting on behalf of the Company, the Guarantors or any of their respective subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ff) None of the Transactions will violate or result in a violation of Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(gg) The Company, the Guarantors and their respective Affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any of the Securities.

(hh) Each of the Company, the Guarantors and their respective subsidiaries have (i) good and Defensible (as defined below) title to all its interests in its producing natural gas and oil properties (including oil and gas wells, producing leasehold interests and appurtenant personal property) as described in the Disclosure Package as owned by it, (ii) investigated title in accordance with customary industry procedures prior to acquiring any non-producing leasehold properties (including undeveloped locations or leases held by production, and those leases not held by production and including exploration prospects) described in the Disclosure Package as owned by it, (iii) good and indefeasible title to its other real property as described in the Disclosure Package as owned by it and (iv) good title to its personal property as described in the Disclosure Package as owned by it, in each case free and clear of all liens, claims, security interests, equities, or other encumbrances except those (a) described in the Disclosure Package or (b) that do not materially interfere with the use or value of such properties taken as a whole as described in the Disclosure Package. All real property and buildings held under lease or license by the Company or its Subsidiaries are held under valid and subsisting and enforceable leases or licenses with such exceptions as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Disclosure Package. As used herein, “Defensible” means, with respect to title to the producing properties (including oil and gas wells and producing leasehold interests) described in the Disclosure Package as being owned by the Company, the Guarantors or any of their respective subsidiaries, that the Company, the Guarantors and their respective subsidiaries (1) are entitled to receive not less than the net revenue interests of such properties as set forth in the reserve reports of (x) MHA Petroleum Consultants, an independent petroleum engineering firm, relating to the Company’s estimated proved oil and natural gas reserves as of December 31, 2011 and (y) DeGolyer and MacNaughton, an independent petroleum engineering firm, relating to the Company’s estimated proved oil and natural gas reserves as of December 31, 2011 (collectively, the “Reserve Reports”) of all hydrocarbons and minerals produced, saved and marketed from such properties, and proceeds thereof, all without reduction, suspension or termination of such interests throughout the productive life of such properties, and (2) are obligated to bear a share of the costs and expenses relating to the maintenance, exploration, drilling, completion, development, operation, plugging and abandonment of such properties greater than the working interests of such properties as set forth in the Reserve Reports, without increase throughout the life of such properties.

(ii) Each of the Company, the Guarantors and their respective subsidiaries is in possession of and is operating in compliance with all franchises, grants, authorizations, licenses, certificates, permits, easements, consents, orders and approvals (“Permits”) from all state, federal, foreign and other regulatory authorities, and has satisfied the requirements imposed by regulatory bodies, administrative agencies or other governmental bodies, agencies or officials, that are required for the Company, the Guarantors and their respective subsidiaries lawfully to own, lease and operate their properties and conduct their businesses as described in the Disclosure Package, and each of the Company, the Guarantors and their respective

Subsidiaries is conducting its business in compliance with all of the laws, rules and regulations of each jurisdiction in which it conducts its business, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; each of the Company, the Guarantors and their respective subsidiaries has filed all notices, reports, documents or other information (“Notices”) required to be filed under applicable laws, rules and regulations, in each case, with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; and, except as otherwise specifically described in the Disclosure Package, none of the Company, the Guarantors or any of their respective Subsidiaries has received any notification from any court or governmental body, authority or agency, relating to the revocation or modification of any such Permit or to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification (“Approvals”) from such regulatory authority is needed to be obtained by any of them, in any case where it is reasonably expected that obtaining such Approvals or the failure to obtain such Approvals, individually or in the aggregate, would have a Purchase Agreement Material Adverse Effect.

(jj) Except as described in the Disclosure Package, the Company, the Guarantors and their respective subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to conduct the business now operated by them, and neither the Company, the Guarantors nor any of their respective subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Purchase Agreement Material Adverse Effect.

(kk) The Security Documents have granted and created, in favor of the Trustee for the benefit of the holders of the Series B Notes as security for all of the Secured Obligations (as such term is defined in the Security Agreement), a valid and enforceable Lien in the Collateral (as defined in the Amended Indenture), and such Liens are perfected Liens (subject to Permitted Liens as defined in the Amended Indenture).

(ll) After giving effect to the Transactions, other than Liens granted pursuant to the Transaction Documents and Permitted Liens, none of the Company or the Guarantors have pledged, assigned, sold or granted a security interest in the Collateral. After giving effect to the Transactions, no security agreement, financing statement, equivalent security or Lien instrument or continuation statement authorized by the Company or any Guarantor and listing the Company or any Guarantor as debtor covering all or any part of the Collateral shall be on file or of record in any jurisdiction, except in respect of Permitted Liens or such as may have been filed, recorded or made as contemplated by the Transaction Documents.

(mm) The historical financial statements (including the related notes and supporting schedules) included in or incorporated by reference into the Disclosure Package present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.

(nn) The Company, the Guarantors and their respective subsidiaries have filed all necessary federal, state and material foreign income and material franchise tax returns required to be filed prior to the date hereof (taking into account extensions requested in good faith by the Company and in compliance with applicable tax rules and regulations) and paid all taxes shown as due thereon; all such tax returns are complete and correct in all material respects; all material tax liabilities are adequately provided for on the books of the Company, the Guarantors and their respective subsidiaries; and the Company and the Guarantors have no knowledge of any tax proceeding or action pending or threatened against the Company, the Guarantors or any of their respective subsidiaries that, individually or in the aggregate, might have a Purchase Agreement Material Adverse Effect.

(oo) No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or such subsidiaries, is imminent that would reasonably be expected to have a Purchase Agreement Material Adverse Effect.

(pp) The operations of the Company, the Guarantors and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Guarantors or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or the Guarantors, threatened.

(qq) None of the Company, the Guarantors or any of their respective subsidiaries nor, to the knowledge of any of the Company or the Guarantors, any director, officer, manager, member, agent, employee or affiliate of any of the Company, the Guarantors or any of their respective subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company and the Guarantors will not directly or indirectly use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(rr) Immediately after the consummation of the Transactions, each of the Company and the Guarantors will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the relevant entity are not less than the total amount required to pay the probable liabilities of such entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the relevant entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the completion of the transactions contemplated by the Transaction Documents, the relevant entity is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature, (iv) the relevant entity is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such entity is engaged, and (v) the relevant entity is not a defendant in any civil action that is reasonably expected to result in a judgment that such entity is or would become unable to satisfy. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(ss) To the best knowledge of the Company and the Guarantors, no change in any laws or regulations is pending that could reasonably be expected to be adopted and if adopted, is reasonably expected to have, individually or in the aggregate with all such changes, a Purchase Agreement Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package.

(tt) The Company is subject to Section 13 or 15(d) of the Exchange Act.

(uu) Except as set forth in the Disclosure Package, none of the Company or the Guarantors is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against any of them or the Purchasers for a brokerage commission, finder’s fee or like payment in connection with the Transactions.

Any certificate signed by any officer of the Company and delivered to the Purchasers or counsel for the Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Purchasers, and not a representation or warranty by the individual officer.

Any certificate signed by any officer of any of the Guarantors and delivered to the Purchasers or counsel for the Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by such Guarantor, as to matters covered thereby, to the Purchasers, and not a representation or warranty by the individual officer.

4. Representations, Warranties and Agreements of the Purchasers. Each Purchaser hereby represents and warrants to the Company and the Guarantors as follows (it being understood that each such Purchaser does not make any representation, warranty, covenant or agreement to any other purchaser of the Securities or to the Company or the Guarantors on behalf of any other purchaser of the Securities):

(a) Such Purchaser has full power and authority to purchase the Securities issued and offered hereby.

(b) Such Purchaser (i) is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Securities, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Securities; (ii) is acquiring the Securities in the ordinary course of its business and for its own account for investment purposes only and with no present intention of distributing any of such Securities or any arrangement or understanding with any other persons regarding the distribution of such Securities; and (iii) will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with the Securities Act and any applicable state securities laws.

(c) Such Purchaser is a “qualified institutional buyer” as defined in Rule 144A and/or an institutional “accredited investor” as defined in Rule 501(a), in each case as promulgated under the Securities Act.

(d) Such Purchaser understands and acknowledges that (i) the Securities are being offered in transactions that rely on an exemption from registration provided by Section 4(a)(2) under the Securities Act and an exemption from applicable state securities law requirements; (ii) the initial offering and issuance of the Securities has not been registered under the Securities Act or any other securities laws; (iii) if in the future it decides to resell, pledge or otherwise transfer the Securities that it purchases hereunder, those Securities, absent an effective registration statement under the Securities Act, may be resold, pledged or transferred only pursuant to an applicable exemption from registration under the Securities Act in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and (iv) it will, and each subsequent holder of any of the Securities that it purchases in this offering is required to, notify any subsequent purchaser of such Securities from it or subsequent holders, as applicable, of the resale restrictions referred to in clause (iii) above.

(e) Such Purchaser understands and acknowledges that (i) the Company and the Guarantors are relying upon the truth and accuracy of the acknowledgements, representations, and agreements of such Purchaser set forth herein; (ii) none of the Company, the Guarantors, or any person acting on behalf of the foregoing has made any statement, representation, or warranty, express or implied, to it with respect to the Company, the Guarantors, or the offer or sale of any Securities, other than the information included in the Disclosure Package.

(f) Such Purchaser understands that the Series B Notes will bear a restrictive legend substantially in the following form or otherwise as required pursuant to the Amended Indenture:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

(1) REPRESENTS THAT

(A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT,

(B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a) (1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”), OR

(C) IT IS NOT A UNITED STATES PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND

(2) AGREES FOR THE BENEFIT OF THE ISSUER THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY

(A) TO GMX RESOURCES, INC. OR ANY OF ITS SUBSIDIARIES,

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

(D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,

(E) IN A PRINCIPAL AMOUNT OF NOT LESS THAN $250,000, TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE, OR

(F) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) OR (F) ABOVE, THE ISSUER RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION OR WARRANTY IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

(g) Such Purchaser understands that the Purchased Stock will bear a restrictive legend substantially in the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

THE ISSUER RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE

SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION OR WARRANTY IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

(h)  (i) Such Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) the execution, delivery and performance of the Agreement by such Purchaser and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of such Purchaser or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to such Purchaser other than any Federal or State securities laws, as to which no representation is made by such Purchaser.

(i) Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(j) Such Purchaser acknowledges that the Company, the Guarantors and its counsel will rely upon the accuracy of the foregoing acknowledgments, representations and agreements. Such Purchaser agrees that if any of the acknowledgments, representations or agreements that such Purchaser is deemed to have made by its purchase of the Securities is no longer accurate, it shall promptly notify the Company and the Guarantors. If such Purchaser is purchasing the Securities as a fiduciary or agent for one or more investor accounts, such Purchaser represents that it has sole investment discretion with respect to each of those accounts.

(k) The Purchasers, who shall become Beneficial Owners (as defined in the Rights Agreement, dated as of May 17, 2005, by and between the Company and UMB Bank, N.A., as Rights Agent, as amended on the date hereof (the “Rights Agreement”) of the Shares on the Closing Date, are not immediately prior to the Transactions, nor will they become as a result of and immediately after giving effect to the Transactions, an Acquiring Person (as defined in the Rights Agreement) (i.e., a Beneficial Owner of 20% or more of the shares of Common Stock of the Company then outstanding).

5. Agreements of the Company and the Guarantors. The Company and the Guarantors, jointly and severally, agree with the Purchasers as follows:

(a) The Company and the Guarantors will apply the net proceeds from the sale of the Securities to be sold by the Company hereunder in accordance with the description thereof set forth in the Disclosure Package.

(b) The Company, the Guarantors and their respective Affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably could be expected to cause or result in the stabilization or manipulation of the price of any security of the Company and the Guarantors in connection with the offering of the Securities.

(c) The Series B Notes will be eligible for clearance and settlement in the United States through DTC and in Europe through Euroclear Bank, S.A./N.V., or Clearstream Banking, société anonyme.

(d) The Company and the Guarantors will not, and will not cause their respective Affiliates to, engage in any “directed selling efforts” within the meaning of Rule 902 under the Securities Act.

(e) The Company and the Guarantors will, and will cause their respective Affiliates to, comply with and implement the “offering restrictions” required by Rule 902 under the Securities Act with respect to the sale of the Securities

(f) The Company and the Guarantors agree not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the sale to the Purchasers of the Securities. The Company and the Guarantors will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act) or U.S. resident (as defined in the Investment Company Act), of any Securities or any substantially similar security issued by the Company or the Guarantors, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by the Purchasers), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons or U.S. residents contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.

(g) The Company and the Guarantors agree to comply with all agreements set forth in the representation letters of the Company and the Guarantors to DTC relating to the approval of the Series B Notes by DTC for “book entry” transfer.

6. Conditions to Purchasers’ Obligations. The obligations of the Purchasers hereunder are subject (i) to the accuracy of the representations and warranties of the Company and the Guarantors contained herein, (ii) to the accuracy of the statements of each of the Company, the Guarantors and each of their respective officers made in any certificate delivered pursuant hereto, (iii) to the performance by the Company and the Guarantors of their respective obligations hereunder, and (iv) to each of the following additional terms and conditions:

(a) All corporate proceedings and other legal matters incident to the authorization, form and validity of the Transaction Documents and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Purchasers, and the Company and the Guarantors shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(b) Andrews Kurth LLP, special counsel to the Company and the Guarantors, and Crow & Dunlevy, special Oklahoma counsel to the Company and the Guarantors, shall have delivered such opinions as are reasonably satisfactory to counsel to the Purchasers and such other local counsel to the Company and the Guarantors, as applicable, shall have delivered such other opinions as are reasonably satisfactory to counsel to the Purchasers;

(c) The Company shall have furnished or caused to be furnished to the Purchasers a certificate of the Chief Financial Officer of the Company, or other officers satisfactory to the Purchasers, dated the date hereof, as to such matters as the Purchasers may reasonably request, including, without limitation, a statement that:

(i) The representations, warranties and agreements of the Company and the Guarantors, as applicable, in Section 3 herein and in any other Transaction Document to which each of the Company and any of the Guarantors, as applicable, is a party are true and correct, and the Company and the Guarantors, as applicable, has complied with all its agreements contained herein and in any other Transaction Document to which it is a party and satisfied all the conditions on its part to be performed or satisfied hereunder or thereunder;

(ii) They have carefully examined the Disclosure Package and, in their opinion, the Disclosure Package, as of the date hereof, does not contain any untrue statement of a material fact and does not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) The Company shall have furnished or caused to be furnished to the Purchasers a certificate of the Company, dated the date hereof, substantially in the form of Exhibit III hereto.

(e) The Company shall have furnished or caused to be furnished to the Purchasers a solvency certificate, dated the date hereof, substantially in the form of Exhibit IV hereto.

(f) The Series B Notes shall be eligible for clearance and settlement through DTC.

(g) The Company, the Guarantors and the Trustee shall have executed and delivered Supplemental Indenture No. 1, and the Purchasers shall have received an original copy thereof, duly executed by the Company and the Trustee.

(h) The Series B Notes shall have been duly executed and delivered by the Company and duly authenticated by the Trustee. The Purchased Stock shall have been duly and validly issued as contemplated hereby and delivered to the Purchasers in certificated form.

(i) Each Notation of Guarantee shall have been duly executed and delivered by the Guarantors.

(j) Each of the Transaction Documents shall have been duly executed and delivered by the respective parties thereto (other than the Purchasers).

(k) The representations and warranties of each of the Company and the Guarantors (to the extent a party thereto) contained in the Transaction Documents to which each of the Company and any such Guarantor is a party are true and correct as of the date hereof.

(l) Series B Notes (in an aggregate principal amount equal to $30.0 million less the aggregate principal amount of Series B Notes sold hereby) shall have been sold pursuant to the other SPAs simultaneously with the sale of the Series B Notes sold hereby, and an aggregate number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), equal to 15,979,253 less the aggregate number of shares of Common Stock sold hereby shall have been sold pursuant to the other SPAs simultaneously with the sale of the Purchased Stock sold hereby, and the use of proceeds therefrom shall conform to the description in the Disclosure Package.

(m) The Transactions shall have been consummated as contemplated by the Disclosure Package.

(n) Prior to the Closing Date, (a) trading in the Company’s Common Stock shall not have been suspended by the Commission or by the NYSE, (b) trading in securities generally on the NYSE shall not have been suspended or limited for two consecutive Business Days or minimum or maximum prices shall not have been generally established on such exchange for two consecutive Business Days, or additional material governmental restrictions, not in force on the date of this Agreement, shall not have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court of other governmental authority for two consecutive Business Days and (c) a general banking moratorium shall not have been declared by either Federal or New York State authorities and continue for two consecutive Business Days.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Purchasers.

7. Indemnification and Contribution.

(a) Each of the Company and the Guarantors hereby agrees, jointly and severally, to indemnify and hold harmless the Purchasers, their Affiliates, directors, officers and employees and each person, if any, who controls any of the Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which the Purchasers or such an affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any breach by the Company or the Guarantors of any representation or warranty or material failure to comply with any of the covenants and agreements contained in this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained (A) in the Disclosure Package or in any amendment or supplement thereto, (B) in any Blue Sky application or other document prepared or executed by the Company or the Guarantors (or based upon any written information furnished by the Company or the Guarantors) specifically for the purpose of qualifying any or all of the Securities under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), (iii) the omission or alleged omission to state in the Disclosure Package, or in any amendment or supplement thereto, in any Blue Sky Application, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iv) the Transactions (other than those contemplated by this Agreement) and shall reimburse the Purchasers and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Purchasers or any such affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability that the Company and the Guarantors may otherwise have to the Purchasers or to any affiliate, director, officer, employee or controlling person of any of the Purchasers.

(b) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 7 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure and; provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Purchasers shall have the right to employ counsel to represent jointly the Purchasers and their directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Purchasers against any of the Company or the Guarantors under this Section 7, if (i) the Company, the Guarantors, the Purchasers shall have so mutually agreed; (ii) the Company and the Guarantors have failed within a reasonable time to retain counsel reasonably satisfactory to the Purchasers; (iii) any of the Purchasers and their respective directors, managers, officers, employees and controlling persons shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to them that are different from or in addition to those available to the Company or the Guarantors; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Purchasers or their directors, officers, employees or controlling persons, on the one hand, and the Company or the Guarantors, on the other hand, and representation of both sets of parties by the same counsel would present a conflict due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Company and the Guarantors. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(c) If the indemnification provided for in this Section 7 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative fault of the Company and the Guarantors, on the one hand, and the Purchasers, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors, or the Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors, the Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 7(c) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7 shall be deemed to include, for purposes of this Section 7 any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

8. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Purchasers, shall be delivered or sent by hand delivery, mail, telex, overnight courier or facsimile transmission to the address specified on the signature page hereto, with a copy to Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, NY 10019, Attention: Lawrence Wee; and

(b) if to any of the Company or the Guarantors, shall be delivered or sent by mail, overnight courier or facsimile transmission to GMX Resources Inc., 9400 North Broadway, Suite 600, Oklahoma City, OK 73114, Attention: Chief Financial Officer, with a copy to Andrews Kurth LLP, 600 Travis Street, Suite 4200, Houston, TX 77002, Attention: David C. Buck, Esq.

9. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company or the Guarantors and the Purchasers contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

10. Definition of the Terms “Business Day”, “Affiliate”, and “Subsidiary.” For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

11. Governing Law. This Agreement and any matters arising out of or in any way relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

12. Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement or any of the transactions contemplated hereby, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the State or Federal courts sitting in the Borough of Manhattan, the City of New York (“New York Courts”);

(b) consents that any such action or proceeding may be brought in such New York Courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such New York Court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to any party hereto at its address set forth in Section 9 or at such other address of which such party shall have been notified pursuant thereto; and

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 13 any special, exemplary, punitive or consequential damages.

13. Waiver of Jury Trial. The Company, the Guarantors and the Purchasers hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

14. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

15. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

16. Delivery of Payment. If the Company has not received payment in full for any of the Securities purchased pursuant hereto prior to 4:00 p.m., New York City time, on December 7, 2012, upon written request by the Company, the Purchasers shall surrender to the Company for cancellation such Securities for which payment has not been received.

17. Purchase Price Allocation. The parties hereto acknowledge that the “issue price,” within the meaning of Section 1273(b) of the Code, of each Series B Note shall be $903.333 per $1,000 of principal amount of each Series B Note and the “yield to maturity,” based on such issue price, of each Series B Note is 13.741%, assuming all interest on each Series B Note is paid entirely in cash. Except as otherwise required by law, the parties hereto agree that such issue price and yield to maturity shall be used to determine the amount of “original issue discount” accruing and to be reported on the Series B Notes pursuant to Section 1272 of the Code and the regulations promulgated thereunder.

18. Restricted Period.

(a) Except as noted in clause (b) below, each of the Purchasers agree that during the 30-day period following the Closing Date (the “Restricted Period”), with respect to all of the Purchased Stock acquired under this Agreement and beneficially owned by each of the Purchasers, it will not (i) loan, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, such Purchased Stock or any security convertible into or exchangeable for such Purchased Stock, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Purchased Stock, whether any such transaction described in clause (i) or (ii) above is settled by delivery of such Purchased Stock or other securities, in cash or otherwise (any disposition or arrangement described in clause (i) or (ii) above being referred to herein as a “Disposition”), or publicly disclose any intent to make any Disposition, without, in each case, the prior written consent of the Company.

(b) Notwithstanding the provisions of clause (a) of this Section, during the Restricted Period, each of the Purchasers may (a) sell, transfer or otherwise dispose of such Purchased Stock in a private transaction, without the prior written consent of the Company, to any affiliate of the Purchasers managed by the Purchasers that agrees in writing with the Company to be bound by the terms of this Agreement, (b) pledge the Purchased Stock and as security for bona fide loans, letters of credit, interest rate or other hedging transactions and related fees, costs, indemnities and other obligations from one or more third parties who are not affiliates of such parties, (c) sell all or a portion of such shares of Purchased Stock, as a result of any divestiture ordered by, or agreed to with, a governmental authority. In addition, clause (a) of this Section shall also not restrict or affect the manner of sale or other disposition of any Purchased Stock in connection with any foreclosure or other disposition after default of a lender or other counterparty in connection with the pledge of such securities for bona fide loans, letters of credit, interest rate or other hedging transactions and related fees, costs, indemnities and other obligations from one or more third parties who are not affiliates of such party and shall not apply to any permitted transferee who does not assume the rights and obligations of the Purchasers in accordance with the Registration Rights Agreement relating to the resale of the Purchased Stock.

EXECUTION COPY

If the foregoing correctly sets forth the agreement among the Company, the Guarantors and the Purchasers, please indicate your acceptance in the space provided for that purpose below.

GMX RESOURCES INC.

By:	/s/ James A. Merrill
Name: James A. Merrill
Title: Chief Financial Officer

The Company hereby acknowledges receipt of $12,708,295.79 from the Purchasers as payment for the Securities indicated on the signature page hereto.

GUARANTORS:

ENDEAVOR PIPELINE INC.

DIAMOND BLUE DRILLING CO.

By:	/s/ James A. Merrill
Name: James A. Merrill
Title: Vice President

Accepted:

GSO Palmetto Opportunistic Investment Partners LP

By: GSO Capital Partners LP, as Investment Manager

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney Title: Authorized Signatory

The above Purchaser hereby acknowledges receipt of the aggregate principal amount of Series B Notes and the aggregate number of shares of Purchased Stock as set forth on Schedule 1 hereto.

By executing and delivering this Agreement, the above Purchaser represents that it is (at least one box must be checked):

☒ a “qualified institutional buyer” as defined in Rule 144A under the Securities Act; and/or

☐ an “accredited investor” as defined in Rule 501(a) under the Securities Act.

Accepted:

GSO Credit-A Partners LP

By: GSO Capital Partners LP, its Investment Manager

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney Title: Authorized Signatory

The above Purchaser hereby acknowledges receipt of the aggregate principal amount of Series B Notes and the aggregate number of shares of Purchased Stock as set forth on Schedule 1 hereto.

By executing and delivering this Agreement, the above Purchaser represents that it is (at least one box must be checked):

☒ a “qualified institutional buyer” as defined in Rule 144A under the Securities Act; and/or

☐ an “accredited investor” as defined in Rule 501(a) under the Securities Act.

Accepted:

GSO Special Situations Fund LP

By: GSO Capital Partners LP, its investment advisor

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney Title: Authorized Signatory

The above Purchaser hereby acknowledges receipt of the aggregate principal amount of Series B Notes and the aggregate number of shares of Purchased Stock as set forth on Schedule 1 hereto.

By executing and delivering this Agreement, the above Purchaser represents that it is (at least one box must be checked):

☒ a “qualified institutional buyer” as defined in Rule 144A under the Securities Act; and/or

☐ an “accredited investor” as defined in Rule 501(a) under the Securities Act.

Accepted:

GSO Special Situations Overseas Master Fund Ltd.

By: GSO Capital Partners LP, its investment advisor

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney Title: Authorized Signatory

The above Purchaser hereby acknowledges receipt of the aggregate principal amount of Series B Notes and the aggregate number of shares of Purchased Stock as set forth on Schedule 1 hereto.

By executing and delivering this Agreement, the above Purchaser represents that it is (at least one box must be checked):

☒ a “qualified institutional buyer” as defined in Rule 144A under the Securities Act; and/or

☐ an “accredited investor” as defined in Rule 501(a) under the Securities Act.